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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Managed Health Network, Inc.:

    We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" and "Selected Consolidated Financial Data of MHN" in the registration statement on Form S-4 of Foundation Health Corporation.

    Our report dated March 10, 1995, contains an explanatory paragraph stating the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in 1993.

KPMG Peat Marwick LLP

Los Angeles, California
January 29, 1996